EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 16, 2007 on the balance sheet of Innova Robotics and Automation, Inc. as of December 31, 2006, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years then ended, and the inclusion of our name under the heading “Experts” in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ LBB & Associates, Ltd., LLP

LBB & Associates, Ltd., LLP
Houston, Texas
November 9, 2007